HOTCHKIS AND WILEY FUNDS
FIFTH AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS FIFTH AMENDMENT dated as of the 17th day of November, 2010, to the Distribution Agreement, dated as of February 18, 2005, as amended August 15, 2005, February 6, 2006, January 1, 2008 and February 5, 2009 (the "Agreement"), is entered into by and among HOTCHKIS AND WILEY FUNDS, a Delaware statutory trust (the "Trust"), HOTCHKIS AND WILEY CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Advisor”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Funds of the Agreement; and

WHEREAS, Section 10.B of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree that Exhibit A of the Agreement is superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HOTCHKIS AND WILEY FUNDS	QUASAR DISTRIBUTORS, LLC

By: /s/ Anna Marie Lopez	By: /s/ James R. Schoenike

Printed Name: Anna Marie Lopez	Printed Name: James R. Schoenike

Title: President	Title: President

HOTCHKIS AND WILEY CAPITAL MANAGEMENT, LLC

By: /s/ Anna Marie Lopez

Printed Name: Anna Marie Lopez

Title: Chief Operating Officer

Exhibit A to the Distribution Agreement – Hotchkis and Wiley Funds

Fund Names

Separate Series of Hotchkis and Wiley Funds

Name of Series	Date Added
Hotchkis and Wiley Value Opportunities Fund1	04-01-05
Hotchkis and Wiley Diversified Value Fund2	04-01-05
Hotchkis and Wiley Large Cap Value Fund	04-01-05
Hotchkis and Wiley Mid-Cap Value Fund	04-01-05
Hotchkis and Wiley Small Cap Value Fund	04-01-05
Hotchkis and Wiley High Yield Fund	03-31-09
Hotchkis and Wiley Capital Income Fund	on or after 12-31-2010

1 Formerly Hotchkis and Wiley All Cap Value Fund

2 Formerly Hotchkis and Wiley Core Value Fund